                                                                    EXHIBIT 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation in a Registration Statement on Form S-8 (File Number 333-41117) as our report dated June 25, 2003, on the audit of the financial statements of the Standard Management Corporation Savings Plan for the year ended December 31, 2002.



Whipple & Company, PC
Indianapolis, Indiana
June 30, 2003